QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 4, 2003 relating to the consolidated financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Stamford, Connecticut
November 17, 2003

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS